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                                                                  EXHIBIT 10.2.1

                                      LEASE

                               K.R. HOLDINGS, INC.

                                              LANDLORD

                          STRATUS SERVICES GROUP, INC.

                                               TENANT

                                    PREMISES:

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
Article 1.DEMISED PREMISES AND TERM OF LEASE                                            Page 1
Article 2.CONDITION OF PREMISES                                                         Page 2
Article 3.BASIC RENT - INITIAL TERMS                                                    Page 2
Article 4.OPTION TO RENEW                                                               Page 3
Article 5.PAYMENT OF ADDITIONAL CHARGES                                                 Page 4
Article 6.MAINTENANCE AND REPAIRS                                                       Page 8
Article 7.COMPLIANCE WITH LAWS                                                         Page 10
Article 8.COMPLIANCE WITH TERMS OF MORTGAGE                                            Page 11
Article 9.NO ABATEMENT OF RENT                                                         Page 12
Article 10.INDEMNIFICATION                                                             Page 12
Article 11.ASSIGNMENT, SUBLETTING, ETC                                                 Page 14
Article 12.USE OF DEMISED PREMISES                                                     Page 15
Article 13.INSURANCE                                                                   Page 17
Article 14.ALTERATIONS BY TENANT                                                       Page 20
Article 15.SIGNS                                                                       Page 22
Article 16.DEFAULT                                                                     Page 23
Article 17.DAMAGE TO DEMISED PREMISES                                                  Page 28
Article 18.SUBORDINATION                                                               Page 30
Article 19.MECHANICS' LIENS                                                            Page 30
Article 20.CONDEMNATION                                                                Page 31
Article 21.CERTIFICATION BY TENANT                                                     Page 32
Article 22.PERFORMANCE BY LANDLORD                                                     Page 33
Article 23.INSPECTION BY LANDLORD                                                      Page 33
Article 24.PARKING                                                                     Page 34
Article 25.RETURN OF PREMISES IN GOOD CONDITION                                        Page 35
Article 26.SECURITY                                                                    Page 36
Article 27.ENVIRONMENTAL COMPLIANCE                                                    Page 37
Article 28.QUIET ENJOYMENT                                                             Page 45
Article 29.BROKERAGE                                                                   Page 46
Article 30.NO WAIVER                                                                   Page 46
Article 31.NOTICES                                                                     Page 47
Article 32.ENTIRE AGREEMENT                                                            Page 47
Article 33.ENFORCEABILITY                                                              Page 48
Article 34.ADDITIONAL RENTS                                                            Page 48
Article 35.CAPTIONS                                                                    Page 48
Article 36.BINDING EFFECT                                                              Page 49
Article 37.WAIVER OF COUNTERCLAIMS                                                     Page 49
Article 38.EXCUSE OF LANDLORD'S PERFORMANCE                                            Page 49
Article 39.NONLIABILITY OF LANDLORD                                                    Page 49
Article 40.TENANT'S TIME TO SUE                                                        Page 50
Article 41.USE OF PRONOUN                                                              Page 51
Article 42.STATUTORY REFERENCES                                                        Page 51
Article 43.HOLDING OVER.                                                               Page 51
Article 44.NO OPTION                                                                   Page 51
Article 45.RECORDING                                                                   Page 51
Article 46.TRANSFER BY LANDLORD                                                        Page 52
Article 47.RECOGNITION OF RIGHTS AND WAIVER OF PLAIN LANGUAGE LAW.                     Page 52
ARTICLE 48.EFFECTIVE DATE.                                                             Page 53
                                                                            Multi-Tenant Gross

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     This Agreement of Lease made this       day of July 2002, by and between
K.R. HOLDINGS, INC., having a principal place of business located at 500 Craig Road, PO Box 650, Manalapan, New Jersey 07726-0650 (hereinafter called "Landlord"), STRATUS SERVICES GROUP, INC., A DELAWARE CORPORATION, having its principal place of business at 500 CRAIG ROAD, MANALAPAN, NEW JERSEY 07726-0650, (hereinafter called "Tenant").

     IN CONSIDERATION of the mutual promises and covenants herein contained, the Landlord and Tenant agree as follows:

     ARTICLE 1. DEMISED PREMISES AND TERM OF LEASE

     1.01 Landlord, for and in consideration of the terms, covenants and conditions herein contained, does hereby demise, lease and let to Tenant, and Tenant does hereby hire and take from Landlord, subject to the terms, covenants and conditions herein contained, 6,841 square feet of space, more or less in the Building on lands and premises being known as 500 CRAIG ROAD, MANALAPAN, NEW JERSEY as follows: (a) 4,620 square feet on the second floor of the building; 1,462 square feet of office space in the basement level; and 759 square feet of storage space on the basement level. The demised portion of said land and buildings are hereinafter collectively referred to as the "Premises" or the "Demised Premises". The entire building, consisting of the Demised Premises and all other space shall be referred to as the "Building". The Building and surrounding areas shall be referred to as the "Property". "Common Areas" refers to the areas, parking lots, or portion of the Building or Property not dedicated to the exclusive use or any one Tenant.

     1.02 Unless otherwise provided herein, any statement of square footage set forth in this lease, or which may have been used in calculating rental, is an approximation which Landlord and Tenant agree is reasonable, and the basic and additional rental based thereon is not subject to revision if the actual square footage is more or less.

     1.03 For purposes of this lease, Tenant's pro rata share shall, with regard to the Premises, be 100%; with regard to the Property, Tenant's pro rata share shall be 22.17%.

     1.04 The term of this Lease shall be for five (5) years (hereinafter called the "Term"), commencing on October 1, 2002 ("Commencement Date"), and expiring on September 30, 2007.

     1.05 Use of the Second Floor Conference Room. Tenant, shall, subject to availability and Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, have the reasonable right to utilize the Second Floor Conference Room from time to time. Tenant shall request the use of said conference room in writing at least 24 hours in advance, stating whether it requires use of the room for an entire day or for part thereof. Tenant shall utilize only its own telecommunication equipment and shall be responsible for returning the conference room after each use in clean condition and good order.

     1.06 AUDITORIUM. The Tenant shall, subject to availability and the Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, have

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the right to utilize the basement auditorium room. Each request to utilize the
Auditorium shall be made in writing at least 30 days prior to the event date and shall state if it requires the room for the whole day or for part thereof. Rental rates for the Auditorium shall be $600 if reserved for the whole day or $100 per hour for partial days. The Tenant shall be responsible for returning the Auditorium after each use in clean condition and good order.

     Each request for Auditorium use shall state (a) proposed date and hours of use; (b) the nature of the proposed function; (c) the number of anticipated attendees. If the Auditorium use will involve more than 20 attendees, Landlord may require as a condition of such use that Tenant arrange off site parking for the function attendees.

     1.07 EARLY ACCESS TO BASEMENT SPACE: After execution of this lease and so long as Tenant is not in default under the terms of either this lease or the terms of the Tenant's existing lease with Landlord, Tenant shall have the right to enter the portion of the Demised Space on the basement level and to use and occupy same (the "Early Occupancy"). The Tenant shall have the right to remove the cabinets and divider walls in the basement space, so long as same is done in good and workmanlike fashion, in compliance with all applicable laws and in compliance with the other provisions of this Lease. All terms of this Lease shall apply during said period of Early Occupancy, except that payment of Basic Rental under this Lease shall not commence until October 1, 2002.

     ARTICLE 2. CONDITION OF PREMISES

     2.01 Except as specifically set forth herein, neither Landlord nor any of Landlord's agents has made any representations, warranties or promises, express or implied, of any nature, including, without limitation, any representation or warranty as to the Property's merchantability or fitness for use. Except as set forth herein, Tenant represents and agrees that it has had ample and full opportunity to inspect the Premises (and as applicable the Property) prior to the execution of this Lease, and the execution of this Lease by Tenant shall be conclusive evidence as against Tenant that the Premises (and as applicable the Property) are satisfactory to Tenant as of the date of signing hereof.

     2.02 It is understood and agreed that Landlord makes no representation or warranty, either express or implied, with respect to the zoning or other municipal ordinances applicable to the Property. Without limiting the generality of the foregoing, Landlord makes no representation or warranty, either express or implied, as to whether applicable zoning and other ordinances permit the use of Premises for the purposes set forth and contemplated in this Lease.

     ARTICLE 3. BASIC RENT - INITIAL TERMS

     3.01 Tenant agrees to pay to Landlord promptly when due, without notice or demand, and without deduction or set-off of any kind or amount for any reason whatsoever the sum of $785,281.12 as basic rental for the initial Term of this Lease.

     The basic rent shall be payable in successive monthly installments as follows:

Lease Period                             Base Annual Rental     Monthly Installments
------------------------------------------------------------------------------------
October 1, 2002 - September 30, 2003        $136,835.04             $11,402.92
October 1, 2003-September 30, 2004          $155,460.00             $12,955.00
October 1, 2004-September 2005              $155,840.04             $12,986.67
October 1, 2005-September 30, 2006          $168,383.04             $14,031.92
October 1, 2006-September 30, 2007          $168,763.08             $14,063.59

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Rent is due on or before the first of each month, in advance. Time is of the
Essence for payment of rental and additional rental. Said base rent shall be payable at the office of the Landlord above set forth, or at such other place as the Landlord shall designate by notice in the manner hereinafter provided.

     3.02 Tenant hereby acknowledges that late payment to Landlord of rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. If any rent or other sums due from Tenant is not received by Landlord within ten
(10) days after its due date, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount, plus costs and reasonable attorneys' fees, if any, incurred by Landlord to collect amounts due from Tenant. The parties hereby agree that such late charges represent fair and reasonable estimate of the cost that Landlord will incur by reason of Tenant's late payment. Landlord's acceptance of such late charges shall not constitute a waiver of Tenant's default with respect to such overdue amount or estop Landlord from exercising any of the other rights and remedies provided under this Lease or at law.

ARTICLE 4. OPTION TO RENEW

     4.01 The Tenant shall have, subject to the terms set forth below, one option to renew the lease for an additional term of five years.

     4.02 Said option shall be strictly contingent upon:

     (1) Tenant's not being in default under the lease at the time of the exercise of the option;

     (2) Tenant's not having been in any material default at any time during the lease term;

     (3) Actual receipt by the Landlord no later than November 30, 2006 of Tenant's written notice of the exercise of such option, Time being of the Essence;

     (4) Agreement between Landlord and Tenant no later than January 15, 2007 of a new basic rental. In the event the parties cannot so agree, the lease shall terminate on September 30, 2007.

     4.03 The Tenant acknowledges that if Tenant is notified that any of the above conditions have not been met, the option shall automatically expire. Options, if there are more than one, may only be exercised consecutively. Failure to exercise an option terminates that and all subsequent options. Failure to exercise in strict compliance with Section 4.02 shall be conclusively presumed to be an irrevocable election by the Tenant to not exercise the option. An option, once exercised, may not be rescinded.

     4.04 The options are personal to the Tenant and may not be assigned or exercised by anyone other than the Tenant and only while Tenant is in full possession of the Premises.

     4.05 Upon payment of the first month's rent for the renewal term, the Tenant shall also pay an amount sufficient to bring the security deposit held by Landlord to an amount equal to two months of the newly calculated monthly basic rental.

     4.06 All other terms and conditions of the initial Lease shall apply during the renewal term.

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ARTICLE 5. COMMON AREAS; PAYMENT OF OPERATIONAL CHARGES, TAXES UTILITIES AND
           OTHER EXPENSES

     5.01 Common Areas:

     (a) Definition: "Common Areas" are all areas and facilities outside the Premises and within the exterior boundary line of the Property and interior utility raceways within the Premises that are provided and designated by the Landlord from time to time for the general use of Landlord, Tenant, and other tenants of the Property and their respective employees suppliers, shippers, tenants, contractors, and invitees.

     (b) Tenant's Rights. Landlord hereby grants to Tenant, for the benefit of Tenant and its employees, suppliers, shippers, contractors, customers and invitees, during the Term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Landlord under the terms hereof or under the terms of any rules and regulations or covenants, conditions and restrictions governing the use of the Property. The Landlord shall not be responsible for the security of the Common Areas.

     (c) Rules and Regulations. Landlord shall have the right, from time to time, to establish, modify, amend and enforce reasonable Rules and Regulations with respect thereto.

     (d) Common Area Changes. Landlord shall have the right, in Landlord's sole discretion, from time to time to perform the following, provided the same do not unreasonably interfere with Tenant's use of, occupancy of or access to the
Premises:

          (i) To make changes to the Common Areas, including, without limitation, changes in the locations, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways except Landlord shall use good faith efforts to ensure that any said change to the parking areas, loading and unloading areas, or ingress and egress shall not unreasonably interfere with Tenant's ability to utilize the Demised Premises.

               (ii) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

               (iii) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Property or any portion thereof; and

               (iv) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and the Property as Landlord may, in the exercise of sound business judgment deem to be appropriate.

     5.02 Operating Expenses. Tenant shall as additional rent pay to Landlord in addition to the Base Rent and any other charges under the Lease Tenant's Pro Rata Share of all Operating Expenses in accordance with the following provisions:

          (a) "Operating Expenses" are all costs incurred by Landlord relating to the ownership and operation of the Property, including, but not limited to, the following:

               (i) The operation, repair, maintenance and replacement in neat, clean, good order and condition of the Common Areas, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, drainage systems, lighting facilities, fences and gates, exterior signs and Tenant directories;

               (ii) Water, gas, electricity, telephone and the utilities servicing the Common Areas, if any;

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               (iii) Snow removal (subject to other provisions of this Lease);

               (iv) Premiums for the insurance policies maintained by Landlord pursuant to this Lease subject to other provisions herein;

               (v) Monthly amortization of capital improvements to the Common Areas and the Building. The monthly amortization of any given capital improvement shall be the sum of the quotient obtained by dividing the cost of the capital improvement by Landlord's reasonable estimate, based upon generally accepted accounting principles, of the number of months of useful life of such improvement.

               (vi) Maintenance of the Building including, but not limited to, painting, caulking and repair and replacement of the roof, building systems and components, including, but not limited to, fire detection and sprinkler systems;

               (vii) Heating, ventilating and air conditioning systems ("HVAC") as provided otherwise herein;

               (viii) Any expense (including Landlord's profit) incurred by Landlord in performing construction, maintenance, repair, or replacement work for or on Tenant's behalf.

          (b) If more than one Tenant is in the Property and to the extent Landlord shall determine, in its reasonable discretion, that any of the Operating Expenses shall have been incurred solely for the benefit of Tenant or otherwise solely or substantially as a result of Tenant's use of the Premises, Landlord shall have the right to require that such Operating Expenses be borne solely by the Tenant.

          (c) The inclusion of the improvements, facilities and services set forth in paragraphs 5.01 and 5.02 shall not be deemed to impose any obligation upon Landlord to either have said improvements or facilities or to provide those services.

     5.03 Taxes and Assessments. The Tenant agrees that it will, throughout the Term, pay and discharge as additional rent punctually as and when the same shall become due and payable, and before any fine, penalty, interest or cost may be added thereto for the nonpayment there of its Pro Rata Share of ANY INCREASE OVER THE BASE CALENDAR year 2001 of the following charges:

          (a) All real estate taxes and all general and special assessments payable and/or levied or assessed against the Property or any portion thereof during the Term.

          (b) If at any time during the Term, the methods of taxation prevailing at the commencement date shall be altered so as to cause the whole or any part to the taxes and assessments now or hereafter levied, assessed or imposed on real estate and the improvements thereon, to be levied, assessed or imposed, wholly or partially, as a capital levy on the rents received therefrom, or otherwise, then such taxes, assessments, or levies shall be deemed to be included within the term "real estate taxes" for the purposes hereof, and Tenant shall pay and discharge same as herein provided in respect of real estate taxes;

          (c) All personal property taxes payable and/or levied, assessed or imposed upon or against the Premises, or any portion thereof, under this Lease during the term hereof. It is intended by the parties hereto that the Landlord shall be free from all such personal property taxes; and

          (d) In addition to the foregoing, Tenant shall pay and discharge as additional rent punctually as and when the same shall become due and payable, and before any fine, penalty, interest or cost may be added thereto for nonpayment thereof, its pro rata share of each and every item of cost or expense, of every kind and nature whatsoever (the "Impositions"), including, without limiting the generality of the foregoing, all taxes, assessments (including, but not limited to, assessments for public improvements or benefits), and all other governmental impositions and

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charges of every kind and nature whatsoever, whether or not now customary or within the contemplation of the parties hereto and regardless of whether the same shall be extraordinary or ordinary, general, or special, unforeseen or foreseen or similar or dissimilar to any of the foregoing, payable and/or levied, assessed or imposed upon or against the Property, or any portion thereof, or any interest of the Landlord or Tenant therein or under this Lease during the Term hereof. It is intended by the parties hereto that the Landlord shall be free from all such expenses and all such personal property taxes or any other taxes, assessments and all other impositions and charges of every kind and nature whatsoever, and that this Lease shall yield to the Landlord not less than the annual basic rent (as adjusted) reserved hereunder throughout the term hereof.

          (e) Notwithstanding anything contained herein to the contrary, Tenant shall not be obligated to pay any portion of Landlord's franchise, or income tax.

     5.04 If as a result of Tenant's use, alterations or improvements to the Premises the real estate taxes assessed against the Building or Property increase, Tenant shall be responsible for the amount of such increase as additional rent.

     5.05 Certain Insurance Costs.

     Tenant agrees, in regard to its use of the demised premises, at its sole cost and expense, to promptly comply with all of the rules and regulations of the Fire Insurance Rating Organization having jurisdiction, or any similar body. If, at any time, as a result of or in connection with any failure by Tenant to comply with the foregoing provision, or as a result of any act of omission or commission by Tenant, its employees, agents, contractors, invitees, licensees or subtenants, or as a result of or in connection with the use to which the Premises are put, notwithstanding that such use may be for the purpose herein permitted or that such use may have been consented to by Landlord, any insurance rate applicable to the Building and/or to the contents thereof, shall be higher than that which would be applicable for the least hazardous types of occupancy legally permitted therein, then and in any of such events, Landlord shall have the right to require Tenant to pay such additional premiums for all insurance policies in force with respect to the Building. Tenant shall not use nor install any electrical equipment that overloads the lines in the Building and Tenant, at its sole cost and expense, shall promptly make whatever changes are necessary to prevent or remedy such condition and to comply with all requirements of Landlord, the Board of Fire Insurance Underwriters or any similarly body and any governmental authority having jurisdiction thereof. For the purposes of this Paragraph, any finding or schedule of the Fire Insurance Rating Organization or any similarly organization having jurisdiction shall be deemed to be conclusively binding on the parties hereto.

     5.06 It is the purpose and intent of the Landlord and Tenant that the Base Rent, and additional payments herein provided for, shall be absolutely net to the Landlord so that this Lease shall yield net to the Landlord the Basic Rent specified in Article 3 hereof, without any deduction therefrom, for any of the charges payable herein by Tenant.

     5.07 At Landlord's option, Tenant's Additional Rentals hereunder (i.e. taxes, common charges, etc.) required shall be paid on a monthly basis with and in addition to the Base Rent in an amount equal to 1/12 of the estimated sum required to be paid annually as Additional Rent. Said additional rents shall be paid monthly with the basic rental. At the end of each base year there shall be an adjustment, (the first such adjustment being based on September 30, 2003) between the Landlord and Tenant with respect to any Additional Rent paid with payment to or repayment by Landlord as the case may require to the end that Landlord shall receive the entire amount of Additional Rent to be paid by Tenant for the year in question. Tenant shall have the

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right to request within 30 days of reciept of any invoice a written itemization of all charges made by Landlord as Additional Rentals, and within thirty days of the receipt of such itemization to audit and inspect the books and records related thereto upon reasonable notice to landlord. If Tenant fails to request such itemization or to conduct such audit within the time frames set forth above, time being of the essence for same.

     5.08 Security Measures

     Tenant acknowledges that the rental payment to Landlord hereunder does not include the cost of guard service or other security measures. Landlord has no obligation to provide same. Tenant assumes all responsibility for the protection of the Premises, Tenant, its agents and invitees and their property from the acts of third parties.

     5.09 Utility Charges:

     The parties agree that the base rental includes a charge of $1.50 per square foot for Tenant Electric.

     Tenant shall be solely responsible for the payment of any separately metered utilities supplied to the Demised Premises and any utility services installed at Tenant's request. If any utility service is common to two or more tenants, Tenant shall pay for its proportionate share of same based upon a ratio created from a comparison of the Tenant's space to the approximate square footage let to all such common uses.

     ARTICLE 6. MAINTENANCE AND REPAIRS

     6.01 Landlord's Responsibility

     Except as set forth herein or necessitated by the negligence or willful actions of Tenant, its agents, employees, representatives, guests or invitees, Landlord shall be responsible for replacement and repairs of the Common Areas, the roof and the structural aspects of the building.

     6.02 Tenant's Responsibility

     Except as set forth above, Tenant assumes the sole responsibility for the condition, operation, maintenance and repair of the Premises. Tenant shall take good care of the Premises, and shall keep the Premises and all parts thereof, including, without limiting the generality thereof, non load-bearing walls, floors, and appurtenances to the buildings, together with any and all alterations, additions and improvements therein or thereto, clean and free of debris, in good order and condition and repair, suffering no waste or injury and shall, at Tenant's sole cost and expense, promptly make all needed repairs, replacements to the Demised Premises, when necessary (whether or not such portion of the Premises requiring repair, or the means of repairing the same, are reasonable or readily accessible to Tenant and whether or not the need for such repairs occurs as a result of Tenant's use, any prior use, the elements or the age of such portion of the Premises). All repairs, replacements, renewals, and all other property attached to or used in connection with the Premises by or on behalf of Tenant shall, subject to the provisions of Article 25 hereof, immediately upon the completion or installation thereof, be and become the property of Landlord without payment therefore by Landlord and shall be surrendered to Landlord upon the expiration or earlier termination of the Term.

     Landlord may, at its option, perform snow removal for the parking lot and access roads at Tenant's expense. If such areas are common to two or more tenants, Tenant shall pay its pro rata cost of same as additional rent.

     ARTICLE 7. COMPLIANCE WITH LAWS

     7.01 Tenant shall, through the term and at no expense whatsoever to Landlord, promptly comply or cause compliance, with all laws, ordinances, orders, rules, regulations and requirements of all Federal, State, county and municipal governments applicable to the Property

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both ordinary and extraordinary, and whether or not the same shall presently be within the contemplation of the parties hereto or shall involve any change of governmental policy, and shall comply with the requirements of the Board of Fire Underwriters or similar body having jurisdiction over the Premises. Tenant shall also comply with the requirements of all policies of public liability and other insurance from time to time in effect with respect to the Premises. Without limiting the generality of the foregoing, Tenant shall, at its sole cost and expense, make all repairs, replacements, and renewals, ordinary and extraordinary, foreseen and unforeseen, necessary or required for compliance with the aforesaid laws, ordinances, orders, rules, regulations and requirements. Tenant shall be solely responsible for complying with any requirements of the Americans with Disabilities Act as same applies to the Premises.

     Tenant may contest the application or validity of any such law, ordinance, order, rule, regulation or requirement at its own expense and Landlord shall cooperate with such contest and execute any necessary documentation therefore.

     ARTICLE 8. COMPLIANCE WITH TERMS OF MORTGAGE/MORTGAGEE'S RIGHTS

     8.01 Tenant agrees that it will abide by the provisions of any mortgage or mortgages heretofore or hereafter placed upon the Premises by Landlord provided that such mortgage does not materially increase the obligations undertaken by Tenant pursuant to this Lease.

     8.02 This Lease shall be subject to the approval of Landlord's mortgage holder.

     8.03 If Landlord shall notify Tenant that the Demised Premises or the Property are encumbered by a Mortgage and in such notice set forth the name and address of the Mortgagee thereof then, notwithstanding anything to the contrary, no notice intended for Landlord shall be deemed properly given unless a copy thereof is simultaneously sent to such Mortgagee by certified or registered mail, return receipt requested. If any Mortgagee shall perform any obligation that Landlord is required to perform hereunder, such performance by Mortgagee, insofar as Tenant is concerned, shall be deemed performance on behalf of Landlord and shall be accepted by Tenant as if performed by Landlord.

     8.04 In addition, if Tenant is given the right, pursuant to this Lease, to terminate this Lease as a result of a default of Landlord, no such termination shall be effective unless and until Tenant has sent a notice [in addition to any notice sent pursuant to subsection 8.03] of its intention to so terminate this Lease to such Mortgagee and the Mortgagee has failed to cure such default within thirty (30) days after receipt of such notice, or in case the default shall be of such nature that it cannot be cured within said period of thirty (30) days, then if the Mortgagee shall fail, within said period of thirty (30) days, to commence the cure of such default and thereafter to complete such cure with due diligence.

     ARTICLE 9. NO ABATEMENT OF RENT

     Except as hereinafter expressly provided, no abatement, diminution or reduction of the basic rent, or other charges required to be paid by Tenant pursuant to the terms of this Lease, shall be claimed by, or allowed to Tenant for any reason.

     ARTICLE 10. INDEMNIFICATION

     10.01 Except to the extent same arises from Landlord's gross negligence or intentional wrongful act or the gross negligence or intentional wrongful act of landlord, employees, agents, servants, contractors, invitees or licensees, Tenant covenants and agrees, at its sole cost and expense, to indemnify Landlord and save Landlord harmless to the maximum extent permitted by law against and from any and all claims by or on behalf of any person, firm or corporation, resulting or arising from (i) the possession, use, conduct or management of the Premises or

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Tenant's business, or (ii) work or anything whatsoever done in or about the Property, by Tenant, its agents, servants, employees, licensees, invitees or independent contractors, (iii) any and all claims arising from any condition of, on or at the Premises, (iv) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed, pursuant to the terms of this Lease, (v) any negligence, intentional act, or omission to act of Tenant, or any action of its agents, servants, employees, licensees, invitees or independent contractors on its behalf, or (vi) any accident, injury or damage whatsoever during the term of this Lease or during Tenant's occupancy arising from the use, conduct or management of or from any work or thing whatsoever done in or about the Premises, or upon or under any sidewalk, street, parking area, alley, curb, passageway, space and/or land adjacent thereto, This indemnity and hold harmless shall include but not be limited to, reasonable attorneys' fees, incurred in, about or by reason of any such claim or action or proceeding brought thereon (through all levels of appeal). In the event any action or proceeding is brought against Landlord other than by Tenant by reason of any such claim, Tenant, upon notice from Landlord, covenants to resist or defend such action or proceeding by counsel satisfactory to Landlord (counsel for Tenant's insurance carrier will be deemed satisfactory). Landlord will not separately defend such action as long as Tenant is diligently doing so. In the event of any such proceeding, Landlord shall give prompt notice of same to Tenant, shall provide Tenant or Tenant's counsel with copies of all relevant documentation and will not settle any such claim without Tenant's written consent.

     10.02 In the event Landlord is ultimately the successful recovering party, Tenant further covenants and agrees to pay, and to indemnify and hold Landlord harmless against, all costs, expenses, and charges, including, but not limited to, reasonable attorneys' fees, incurred (including all levels of appeal) in (a) obtaining possession of the Premises after default by Tenant or upon the expiration or earlier termination of the Term, or (b) in enforcing any covenant or agreement of Tenant herein contained, or prosecuting or defending any action relating to or arising out of this Agreement or the Land lord-Tenant relationship, or (d) collecting upon or enforcing any judgment in favor of Landlord and against Tenant. Landlord shall be entitled to attorney's fees, costs and expenses incurred in preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting breach. Tenant shall reimburse Landlord on demand for all reasonable legal, engineering and other professional services expenses incurred by Landlord in connection with all requests by Tenant for any consent or approval under this Lease.

     10.03 Except as same arises from the willful misconduct or gross negligence of Landlord, its employees, agents, servant's, contractors, invitees or licensees, Tenant further agrees to be responsible for, and hereby relieves Landlord from any and all liability by reason of any injury or damage to any person or to any property on the Premises, whether belonging to Tenant or any other persons, regardless of cause including but not limited to any casualty or the breakage or leakage in any part or portion of the Premises, or from water, rain or snow which may leak into, issue or flow from, any part of the Premises from the drains, pipes or plumbing work of the same, or from any place or quarter. In no event shall Landlord be liable to Tenant for any loss or damage caused or suffered or resulting from any casualty to Premises from steam, electricity, gas, water, ice or snow or any leak or flow.

     ARTICLE 11. ASSIGNMENT, SUBLETTING, ETC.

     Tenant shall not, either voluntarily or involuntarily, by operation of law or otherwise, assign, transfer, mortgage or otherwise encumber this Lease (or the Security Deposit), or sublet the whole or any part of the Premises or permit the Premises, or any part thereof, to be used or

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occupied by others for any purpose, without the prior written consent of
Landlord which consent shall not be unreasonably conditioned, withheld or delayed, and any such action by Tenant (or attempted action) without Landlord's written consent shall be void and unenforceable against Landlord. Tenant acknowledges that any such consent of Landlord shall be strictly conditioned upon payment over to Landlord of any basic rental paid on the sublease in excess of the basic rental payable by the Tenant hereunder.

     Notwithstanding Landlord's consent no transfer, or subletting shall be effective unless and until (x) Tenant gives notice thereof to Landlord, and (y) the transferee, assignee or sublessee shall deliver to Landlord (1) a written agreement in the form and substance satisfactory to Landlord pursuant to which the transferee, assignee or sublessee assumes all of the obligations and liability of Tenant under this Lease, and (2) a copy of the assignment agreement or sublease.

     A restructuring, reorganization, sale of substantially all of the assets, merger, recapitalization by Tenant (each, a "Recapitalization") shall be deemed a transfer, assignment or subletting under this Section, requiring Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, (failure to obtain which shall, in addition to the foregoing, give Landlord the right to terminate this Lease and shall constitute a Default hereunder) if Tenant's tangible net worth (as determined under generally accepted accounting principles consistently maintained but without taking into account any increases in the book value of Tenant's assets or recognition of gain or intangible assets resulting from such Recapitalization) is reduced significantly as a result thereof.

     No assignment or sublease shall relieve Tenant of its obligations to Landlord under this Lease.

     ARTICLE 12. USE OF DEMISED PREMISES

     (a) GENERAL USE.

     Tenant shall use the Premises for general business purposes and for business offices and for no other purpose. Tenant shall have use of the Demised Premises during normal business hours of 8:00 a.m. to 6:00 p.m., Monday through Friday (excluding State and Federal Holidays). Tenant shall pay Landlord as additional rental all reasonable costs of Landlord related to any operation beyond such hours. Tenant agrees that it will not use or permit to be used the Premises or any part thereof for any dangerous, excessively noisy, noxious or offensive trade or business and will not cause or maintain, or permit the maintenance of any nuisance in or upon the Property. Tenant agrees that it will not use or permit to be used at the Premises or any part thereof, any use which may affect the ability of the Landlord to sell the Premises. Tenant will not suffer or permit the Premises, or any portion thereof, to be used by the public, as such, in any way as might tend to impair Landlord's title thereto. Tenant shall not service, maintain or repair vehicles on the Premises, or the Property. Tenant shall not place, permit or store foods, pallets, drums or any other materials outside the Premises or in the common areas.

     (b) TENANT TO KEEP THE PREMISES CLEAN.

     The Tenant shall, at all times during the Lease Term: (i) keep the Premises in neat and clean condition; (ii) promptly remove all waste, garbage and refuse from the Premises; (iii) promptly comply with all laws and ordinances and all rules and regulations of any authority affecting the Premises or the cleanliness, safety, use and occupancy thereof; (iv) prevent the escape from the Premises of fumes, odors or other substances which are offensive or may constitute a nuisance or interfere with other tenants. Tenant shall utilize at its own cost and expense Bailey's Square Janitorial Service (or such other cleaning service designated by Landlord from time to time) to clean the Premises.

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     (c) TENANT'S NEGATIVE COVENANTS.

     The Tenant shall not, (i) conduct or permit any fire, bankruptcy or auction sale at the Premises; (ii) change the exterior color of the Premises or Building, or any part thereof, or the color, size, location or composition of any sign, symbol or advertisement that may have been approved by the Landlord;
(iii) park, operate, load or unload, any truck or other delivery vehicle at any place other than the loading area designed for the Tenant's use; (iv) use the plumbing facilities for any purpose other than that for which impairs the operation of such facilities; (v) install any exterior lighting or amplifiers or similar devices, or use any other broadcast devise which may be heard or experienced outside the Premises, such as loudspeakers, phonographs, or radio broadcasts; (vi) deface any portion of the Premises or Building; (vii) permit any rubbish or garbage to accumulate in the Premises, or any part of the Building or Property except in a properly located receptacle; (viii) place or maintain any merchandise, trash refuse or other articles in any vestibule or entry of the Premises, on the foot walks or corridors adjacent thereto, or elsewhere on the exterior of the Premises so as to obstruct any driveway, foot walk, parking area or any other Common Areas; (ix) place a load on the floor of the Premises which exceeds the floor load per square foot the floor was designed to carry; (x) install, operate or maintain any electrical equipment in the Premises which shall not bear an underwriters approval; (xi) stack merchandise or materials against the walls, so as to create a load or weight factor upon the walls, or to tie in, Tenant's racking systems with such walls, nor the hanging of equipment from (or otherwise loading) the roof or structural members of the Building without express written consent of the Landlord; or (v) permit the use or occupancy of the Demised Premises in a manner which will in any way violate any Certificate of Occupancy affecting the Demised Premises or make void or voidable any insurance then in force with respect thereto, or which will make impossible to obtain fire or other insurance required to be furnished by the Tenant hereunder, at regular rates, or which will cause or be likely to cause structural damage to the Premises or any part thereof, or which will constitute a public or private nuisance, or which would adversely affect the value thereof.

     (d) LANDLORD'S RULES AND REGULATIONS.

     The parties acknowledge that the Landlord has not promulagated written rules and regulations at this time, but reserves the right to promulgate same in the future so long as such rules are not inconsistent with the provisions of this Lease or rights granted to Tenant hereunder. Tenant agrees that it will abide by, and to cause its employees, suppliers, shippers, customers, tenants, contractors and invitees to abide by all reasonable rules and regulations which Landlord may make from time to time for the management, safety, care and cleanliness of the Common Areas, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Property and their invitees. ("Rules and Regulations"). Landlord shall not be responsible to Tenant for the noncompliance within said Rules and Regulations by other tenants of the Property.

     ARTICLE 13. INSURANCE

     13.01 Tenant shall, throughout the Term, maintain the following policies of insurance:

     (a) Tenant agrees to obtain and keep in full force and effect, at all times during the Term, at its sole cost and expense, policies of insurance insuring all improvements, alterations, additions, fixtures, personal property of Tenant (or of others held or stored in the premises) and contents installed or owned by Tenant in, on or at the Property, against fire, vandalism, riot, malicious mischief, sprinkler leakage or other casualty with extended coverage, in amounts equal

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to the full replacement value of such improvements, alterations, additions, personal property of Tenant, fixtures and contents.

     (b) A policy of general public liability insurance covering claims for personal injury or property damage, with such limits as may reasonably be requested by Landlord from time to time, but not less than $1,000,000.00 in respect of bodily injury or death to any one person, and of not less than $3,000,000.00 in respect of bodily injury or death to more than one person in one occurrence, and $250,000.00 for property damage. This policy shall be Insurance Services Office, Inc. (ISO) form CG 0001 0196 or an equivalent occurrence basis commercial general liability insurance form that is reasonably acceptable to Landlord.

     (c) Against such other hazards and in such amounts as Landlord or the holder of any mortgage to which this Lease is subordinate or which is a lien on the Demised Premises may reasonably require from time to time provided that such insurance is available at a reasonable cost and commonly insured against in the case of premises and buildings of like kind.

     (d) Tenant shall also carry rental value insurance in the amount of one year's Base Rent, estimated Additional Rent and insurance against such other hazards and in such amounts as may be customarily carried by tenants, owners and operators of similar properties as Landlord or its Lender may reasonably require for its protection from time to time.

     13.02 All insurance provided for in this Lease shall be effected under enforceable policies issued by insurers of recognized financial responsibility licensed to do business in New Jersey; (ii) primary and noncontributory; (iii) rated A VII or better by BEST'S KEY RATING GUIDE; and (iv) provide for severability of interests. A certificate of each such insurance policy shall be delivered to Landlord, at least fifteen (15) days prior to the expiration date of any policy, a certification of the renewal policy for such insurance shall be delivered by Tenant to Landlord. Upon demand Landlord shall be furnished with satisfactory evidence of its payment.

     13.03 The liability insurance policies above described in Section 13.01,
(b) (c) and (d) shall name Landlord and/or mortgagee designated by Landlord, and Tenant, as the insureds or additional insureds, as their respective interests may appear. All other policies of insurance required hereunder shall name only Landlord and the Tenant as the insureds or additional insureds, as their interests may appear. Each policy of insurance shall provide that such policy shall not be canceled without at least thirty (30) days prior written notice to Landlord and any mortgagee designated by Landlord.

     13.04 All policies of insurance covering damage to the Demised Premises shall provide that losses shall be payable notwithstanding any negligence of any person, firm or corporation having an insurable interest in the Demised Premises. To the extent of any loss covered by said policies of insurance, Tenant and landlord each hereby releases the other from any and all liability to it or anyone claiming through or under it by way of subrogation or otherwise for any loss or damage caused by fire or any other of the extended coverage casualties covered by said policies, even if such fire or other casualty shall be brought about by the fault or negligence of Landlord, its agents, servants, employees, licensees, invitees or independent contractors working on Landlord's behalf. All of the aforesaid policies of insurance shall provide that the within release shall not affect the validity of said policies or the right of Landlord or Tenant, or any other named insured thereunder to recover thereunder.

     13.05 Any insurance required by this Article 13 may be effected by a blanket policy of insurance, provided that any such blanket policy meets all of the requirements of this Article 13.

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     ARTICLE 14. ALTERATIONS BY TENANT

     14.01 Tenant agrees that it will make no alterations, improvements or additions to the Premises without the prior written consent of the Landlord. Landlord agrees that it shall not unreasonably withhold, condition or delay its consent with respect to nonstructural alterations, improvements or additions, to the Premises for purposes contemplated by Article 12 hereof. With respect to alterations, structural improvements, or additions (including those to the electrical, plumbing, HVAC, wiring, or other mechanical systems), Landlord may withhold or grant its consent on such terms and conditions as Landlord in its sole discretion shall determine necessary and appropriate. It is understood and agreed that, notwithstanding the foregoing, Landlord shall not be required to consent to any alterations, improvements, or additions if at the time Tenant requests such consent, Tenant is in default under the terms and provisions of this Lease. All such alterations, improvements and additions to which Landlord consents shall be performed in accordance with the following conditions:

     (a) No such alteration, improvement or addition shall be undertaken until Tenant shall at its sole cost and expense procure and pay for all necessary permits, licenses and other authorizations required for the lawful and proper undertaking thereof. Landlord agrees to provide reasonable cooperation in providing appropriate consent(s) or authorization(s) whenever such action is necessary. Tenant shall provide the Landlord copies of all permits, approvals, or licenses within two days of the date same are issued. Tenant shall upon the completion of any alteration, improvement or addition provide the Landlord with copies of all final approvals, certificates of occupancy, and as built plans for all work performed.

     (b) Any such alteration, improvement or addition shall be made promptly and in a good and workmanlike manner and in compliance with all applicable laws, ordinances, orders, rules, regulations and requirements of all Federal, State, and municipal governments and governmental agencies, and in accordance with the applicable orders, rules and regulations of the cognizant Board of Fire Underwriters or any other body hereafter exercising similar functions.

     (c) Tenant shall maintain, or cause to be maintained, (by all appropriate individuals or entities including any contractors or subcontractors) at Tenant's sole cost and expense, for the mutual benefit of Landlord and Tenant and any mortgagee designated by Landlord, in reasonable amounts and with insurers satisfactory to Landlord, general public liability insurance and workmen's compensation insurance covering all persons employed in connection with such work and with respect to whom death or injury claims could be asserted against Landlord, Tenant, or the Premises, and shall prior to commencing such work provide Landlord with a certificate of insurance from any contractors naming Landlord and Tenant as additional insured.

     (d) All such alterations, improvements, or additions when completed shall be of such a nature as not to reduce or otherwise adversely affect the value of the Premises or any part thereof, to diminish the general utility or change adversely the general character of the Premises or of such a nature as to adversely affect the ability to obtain or cost of insurance for the premises. All alterations, improvements and/or additions, made by Tenant with the exception of Tenant's trade fixtures, shall remain upon the Premises at the expiration or sooner termination of this Lease and shall, at such expiration or sooner termination, become the property of Landlord, provided, however, that Landlord shall have the right, upon the expiration or sooner termination of this Lease, to require Tenant, at Tenant's sole cost and expense to remove any and all such alterations, improvements and/or additions including any of Tenant's trade fixtures and to require Tenant to restore the Premises to their condition prior to the installation of any such alterations, improvements and/or additions.

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     (e) If Tenant receives Landlord's unconditional written permission prior to installation or performance of any alteration, Tenant shall not be required to restore such altered portion of the Premises to their original condition.

     (f) Any request for approval by Tenant shall include, as appropriate, architectural and engineering drawings, reports and any other items requested by Landlord. With regard to structural items, Landlord shall have 45 days from the actual receipt by Landlord to respond to a request for Landlord's consent. If Tenant does not receive a response in such period, the Landlord will be deemed to have not consented to same. Tenant further agrees to pay Landlord's reasonable costs of reviewing any request for approval and inspecting the installation of such improvements including, but not limited to legal, engineering, architectural and other similar costs and fees.

     With regard to cosmetic items, Landlord will respond to Tenant within five
(5) days of the receipt by Landlord of a written request for Landlord's consent. In the event a response is not provided to Tenant within such five (5) day period, Landlord will be deemed to not have consented to such request.

     (g) Tenant acknowledges that Landlord's rights of approval and inspection herein are for the sole benefit of Landlord and shall not be relied upon by the Tenant as indicative of the propriety or quality of the construction or its conformity to any code or standard.

     (h) Tenant agrees that in the event any inspection by Landlord discloses an unapproved alteration, addition, or improvement, Tenant shall pay Landlord reasonable costs of said inspection, but in no event less that $500. The foregoing shall be in addition to all other rights of Landlord under this Lease and available at law.

     ARTICLE 15. SIGNS

     Tenant will not place or suffer to be placed or maintained on any wall of the Demised Premises any sign, or advertising matter, and will not place or maintain any sign or advertising matter on the roof of the Premises without first obtaining Landlord's written approval and consent, which consent shall not be unreasonably conditioned, withheld or delayed. Tenant further agrees to maintain any such sign or advertising matter as may be approved, in good condition and repair at all times, and shall obtain any necessary government approval therefore. Provided Tenant complies with all applicable laws, statutes, ordinances and regulations, Tenant may place an outside identifying sign at the Premises.

     ARTICLE 16. DEFAULT

     16.01 Each of the following shall be deemed a default by Tenant and a breach of this Lease (regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency or other proceedings, in law, in equity, or before any administrative tribunal, which has prevented or might prevent compliance by Tenant with the terms of this Lease):

     (a) Failure by Tenant to pay, any installment of basic or additional rent within ten (10) days after same shall be due and payable;

     (b) Failure by Tenant to observe or perform any of Tenant's non-monetary covenants, agreements or obligations hereunder, (subject to a 20 day cure period after notice from Landlord) or

     (c) The bankruptcy or insolvency of Tenant, or

     (d) The filing by Tenant, pursuant to any statute either of the United States or of any State, or a petition for adjudication of Tenant as a bankrupt or insolvent or for reorganization, or arrangement, or the appointment of a receiver or trustee of all or any portion of Tenant's assets and/or property, or

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     (e) The filing against Tenant, pursuant to any statute either of the United
States or of any State, of a petition for adjudication of Tenant as a bankrupt or insolvent or for reorganization, or arrangement, or the appointment of a receiver or trustee of all or any portion of Tenant's assets and/or Tenant's property which petition has not been dismissed by Tenant within forty-five (45) days of the filing of same, or

     (f) The making by Tenant of an assignment for the benefit of creditors, or

     (g) The dissolution or commencement of any action or proceeding for the dissolution or liquidation of Tenant, whether instituted by or against Tenant, or

     (h) Failure of the Tenant to take possession of the Premises upon the delivery of possession, or the abandonment or vacation of Premises by Tenant;

     (i) an uncured failure to pay rental or additional rental when due.

     In the event of any such default, Landlord shall have the right, at its election, at any time thereafter, by notice to Tenant, to declare the term of this Lease ended, and upon the date of termination set forth in such notice (which shall be at least five (5) days after the giving of such notice), this Lease and all the right, title and interest of Tenant hereunder shall terminate and be of no further force and effect. Tenant shall have no further right to cure any default between the date of notice from Landlord terminating this Lease and the effective date specified in such notice.

     (j) If Tenant is a corporation and any part or all of its shares of stock shall be transferred by sale, assignment, operation of law or other disposition so as to result in a change in the present effective voting control of Tenant by the person owning a majority of the shares of stock on the date of this Lease.

     16.02 Upon any such termination of this Lease, Tenant shall quit and peacefully surrender the Premises to Landlord, and Landlord, upon and at any time after such termination, may, without notice, reenter and repossess the Premises and remove all persons and property therefrom, by summary proceedings or other action, without being liable for any damages, or to prosecution or other liability therefore. No such reentry by Landlord shall be deemed or construed as a waiver of any of Landlord's rights against Tenant pursuant to this Article or otherwise, nor shall such reentry be deemed an acceptance of a surrender of this Lease.

     16.03 At any time, or from time to time, after any such termination of this Lease, Landlord may, either in its own name or as agent of Tenant, relet the Premises, or any part thereof, for such term of terms (which at Landlord's option may be longer or shorter than the remainder of the Term), for such use or purpose, and on such other terms and conditions as Landlord, in its discretion, may determine and may collect and receive the rents therefore. Landlord may make and perform such repairs, alterations, renovations and/or redecoration to Premises as it, in its sole discretion, shall deem advisable in order to prepare Premises for reletting and the making and performing of any such repairs, alterations, renovation and/or redecoration shall not operate or be construed to release Tenant from any of its liability or obligations under this Lease. Any such reletting shall not release Tenant from any of its liability or obligation hereunder. Landlord shall in no event be responsible or liable for any failure to collect any rent due upon any reletting, and in no event, shall Tenant be entitled to receive any excess of any rent or other sums paid in connection with any such reletting (including any division of the Premises) over the sums payable by Tenant to Landlord under this Lease.

     16.04 In the event of any such termination of this Lease as aforesaid, whether or not the Premises, or any part thereof, shall have been relet, Tenant shall pay to Landlord the Basic Rent required to be paid by Tenant up to the time of such termination, and thereafter, Tenant, until the

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end of what would have been the Term in the absence of such termination, shall be liable to Landlord for, and shall pay to Landlord, as and for liquidated and agreed damages for Tenant's default, the following:

     (a) Landlord's reasonable costs and expenses incurred in performing any obligations of Tenant hereunder;

     (b) Landlord's reasonable costs and expenses incurred in connection with any reletting, including without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, repair and/or alteration costs, costs for cleaning, renovation, decoration and other preparation of the Premises for reletting;

     (c) Landlord's reasonable costs of removing any of Tenant's equipment, goods, or other personalty from the property; and

     (d) The equivalent of the amount of Basic Rent and additional rent which would be payable under this Lease by the Tenant if this Lease were still in effect, less the rentals received pursuant to any reletting.

     16.05. Tenant shall pay to Landlord the damages set forth in Article 16.04
(a) (b) and (c) immediately upon demand therefore by Landlord. Tenant shall pay to Landlord the damages set forth in Article 16.04 (d)( hereinafter called "deficiency") monthly on the days on which the Basic Rent would have been payable under this Lease if this Lease were still in effect, and Landlord shall be entitled to recover from each Tenant each monthly deficiency as such deficiency shall arise.

     16.06 In the event of termination of this Lease as provided in this Article, Tenant hereby expressly waives any right of redemption or reentry or repossession or to restore the operation of this Lease.

     16.07 The specified remedies to which Landlord may resort under the terms of this Article are cumulative and are not intended to be exclusive of any or all other remedies or means of redress to which Landlord may be lawfully entitled in case of breach or threatened breach by Tenant of any provision of this Lease. Without limiting the generality of the foregoing, Landlord shall have the right to institute summary dispossess proceedings against Tenant under all circumstances from time to time permitted by law. In the event judgment for possession shall be entered in favor of Landlord and against Tenant in any such proceedings, Tenant shall thereafter remain liable to Landlord as provided in
Section 16.04 and 16.05 of this Lease as if Landlord had terminated this Lease by reason of Tenant's default pursuant to Section 16.01.

     ARTICLE 17. FIRE OR OTHER CASUALTY

     17.01 If the Premises shall be damaged by fire, the elements, accident or other casualty ("Casualty") but the Premises are not thereby rendered untenantable in whole or in part, Landlord shall promptly, at its expense, cause such damage to be repaired without abatement of rent. If, as the result of a Casualty, the Premises are rendered untenantable in part, Landlord shall promptly, at its expense, cause such damage to be repaired, and provided that Landlord receives the proceeds of the rent insurance maintained by Tenant, Base Rent and Additional Rents shall be abated proportionately as to the portion of the Premises rendered untenantable from the date of such Casualty until the Premises, or any portion thereof, have been rendered tenantable. Tenant shall not be entitled to rent abatement in the event the fire or other casualty was caused by Tenant, its agents, employees, invitees, or licensees.

     17.02 If the Premises are (i) rendered wholly untenantable, or (ii) damaged as a result of any cause which is not covered by Landlord's insurance or (iii) damaged in whole or in part during the last year of the Term of (iv) if the building of which the Premises are a part is

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damaged to the extent that the Demised Premises are thereby rendered untenantable, Landlord cannot adjust such loss with its insurer within sixty
(60) days and reconstruct within ninety (90) days thereafter or (v) if any mortgagee refuses to permit any insurance proceeds to be applied to the cost of reconstruction or (vi) if the loss proceeds are insufficient to cover the cost thereof, then in any such events Landlord may terminate this Lease. Within sixty
(60) days after the occurrence of such event Landlord shall deliver a written notice (the "Casualty Notice") stating whether Landlord elects to (i) restore or reconstruct the Premises, in which case this Lease shall remain in effect, or
(ii) terminate this Lease, in which case this Lease shall terminate immediately and, provided that Landlord receives the proceeds of the rent insurance maintained by Tenant, Base Rent and Additional Rents shall be adjusted as of the date of termination. In the event Landlord fails to deliver the Casualty Notice, Landlord shall be deemed to have elected to restore the Premises.

     17.03 If the building or buildings of which the Premises are a part are so substantially damaged that it is reasonably necessary, in Landlord's judgment, to demolish the building or buildings for the purpose of reconstruction, Landlord may demolish the same, in which event the rent and other charges shall be abated as if the Premises were rendered untenantable by a Casualty.

     17.04 In any case where Landlord elects to restore or reconstruct the Premises, the Landlord shall commence reconstruction within sixty (60) days after the delivery of the Casualty Notice and shall complete the reconstruction within ninety (90) days after delivery of the Casualty Notice, subject to delays resulting from inclement weather, fire or other casualty, strikes, labor disputes, governmental regulation, unavailability of materials, inability to or delay in adjusting insurance claims or any other cause reasonably beyond the control of the Landlord Tenant has the right to terminate this Lease, without penalty, if the restoration or reconstruction is not completed within the above stated period.

     17.05 Statutory Conditions. Tenant hereby expressly waives the benefit of New Jersey Revised Statutes, Title 46, Chapter 8, Sections 6 and 7. Tenant agrees that it will not be relieved of the obligation to pay Base Rent or any Additional Rent in case of damage to or destruction of the Demised Premises except as specifically provided in the Lease.

     17.06 For purposes of this Section 18, the meaning of tenantable or untenantable shall be with reference to Tenant's intended use as described herein.

     17.07 Nothing set forth in this Lease shall obligate Landlord to replace any Leasehold Improvements, inventory, furniture, chattels, signs, contents, fixtures (including Trade Fixtures), or personal property of Tenant located on, in, under, above, or which serve the Premises, or (b) rebuild the Premises in the condition and state that existed before any such damage or destruction.

     ARTICLE 18. SUBORDINATION

     18.01 This Lease and the lien thereof upon the Premises and all rights of Tenant hereunder are hereby subordinated and subjected to the lien(s) of any one or more mortgages that now are or hereafter become a lien upon the Premises, or any part thereof, and to any extensions or renewals thereof. This subordination provision is intended to be self-executing and shall not require execution of any further or subsequent instrument to affect the intention above expressed.

     18.02 Tenant shall, upon demand at any time or times, execute, acknowledge and deliver to Landlord, without expense to Landlord, any and all instruments that may be necessary or required to subordinate this Lease, and all rights hereunder, to the lien of any such mortgage or mortgages. If, within 30 days of receipt by Tenant of a demand for same, Tenant shall fail at any

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time to execute and deliver any such subordination instrument, Landlord, in addition to any other remedies available to it, in consequence thereof, may execute, acknowledge and deliver the same as the attorney-in-fact of Tenant, and in Tenant's name, place and stead, and Tenant hereby makes, constitutes and appoints Landlord such attorney-in-fact for that purpose.

     ARTICLE 19. MECHANICS' LIENS

     19.01 The parties hereto agree that Landlord shall not be at any time liable or responsible for the cost, in whole or in part, of any alteration or improvement or other work, labor or materials of any nature or kind whatsoever, whether or not such work, labor or materials are required pursuant to the provisions hereof in connection with or upon the Demised Premises. In addition, the Demised Premises shall not be subject to any mechanics' lien pursuant to the provisions of the laws of New Jersey, it being the intention of Landlord and agreed upon by Tenant that no alterations, improvements or any work, labor or materials shall be performed in or about the Demised Premises, or any part thereof, except upon the credit of Tenant alone.

     19.02 Tenant agrees that in the event any contractor or subcontractor or materialman or laborer or any other person whatsoever shall seek to impose a lien on the Demised Premises, or any part thereof, by the service of or filing of a notice of any nature or kind whatsoever as may be contemplated in the provisions of the laws of New Jersey, or in the event any such contractor, subcontractor, materialman or laborer shall, under the laws of New Jersey, file a stop notice relating to work or labor done or materials supplied at, to or for the Demised Premises. Tenant shall forthwith proceed to obtain an effective cancellation or discharge of such lien by payment, deposit or bond, notice and/or stop notice in writing in form which will be accepted for filing by the appropriate County authorities in New Jersey. If the Tenant shall be unable to procure such effective cancellation or discharge or is not contesting same in good faith, for which Landlord may require an appropriate bond to be posted, within twenty (20) days following the filing of any such notice or lien, the Landlord shall have the right to do either or both of the following:

     (a) Declare the Tenant to be in default of the within Lease, or

     (b) Take such steps and pay such monies as may be necessary to obtain an effective cancellation or discharge of such lien, notice and/or stop notice, in which event such monies as shall be expended by the Landlord, together with interest thereon at the highest rate then permitted by the laws of New Jersey to be charged to individuals, shall be considered additional rent hereunder and shall be due and payable of demand by Landlord.

     ARTICLE 20. CONDEMNATION

     20.01 In the event that the Premises shall be acquired or condemned for any public or quasi-public use or purpose, under any statute or by right of eminent domain or private purchase in lieu thereof, by anybody invested with the power of eminent domain (hereinafter referred to as a "taking"), then, in any such event, this Lease shall terminate upon the date the acquirer or condemnor takes actual possession of the Demised Premises.

     20.02 In the event that as a result of a Taking, the Premises shall be rendered unusable for the purposes contemplated by this Lease, either Landlord or Tenant may, at its option, terminate this Lease by notifying the other, within forty-five (45) days after the date of commencement of proceedings for such acquisition or condemnation, of its election to terminate. Such proceedings shall be deemed to have commenced upon the filing of a complaint in condemnation or a Declaration of Taking, whichever shall be earlier. Such termination by Landlord or Tenant shall be effective upon the date the acquirer or condemnor takes actual possession of the said portion of the Demised Premises being acquired or condemned.

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     20.03 In the event of termination of this Lease, pursuant to Section 20.02 hereof, all Basic Rent and additional rent shall be paid by Tenant to and including the effective date of termination.

     20.04 It is understood and agreed that the award or payment in connection with any such acquisition or condemnation proceedings of the Premises, whether or not this Lease shall be terminated as a result thereof, shall be the sole and exclusive property of Landlord, and Tenant shall have no rights or claims with respect thereto. Notwithstanding anything contained herein to the contrary, Tenant may make a separate claim for its trade fixtures, any improvements approved by Landlord, and moving expenses.

     20.05 Tenant shall have no claim against Landlord as a result of or in connection with any such acquisition or condemnation, including, without limitation, any claim for the value of any unexpired portion of the Term hereof.

     ARTICLE 21. CERTIFICATION BY TENANT

     Tenant agrees at any time and from time to time, upon not less than ten
(10) days prior request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is in full force and effect and has not been modified, altered or amended (except by such writing or writings as shall be stated), and that to Tenant's knowledge there are no defenses or offsets thereto, or stating these claimed by Tenant. It is intended that the aforesaid statement may be relied upon by any prospective purchaser of the fee or mortgage or assignee of any mortgage affecting the Property.

     ARTICLE 22. PERFORMANCE BY LANDLORD

     Tenant covenants and agrees that, if it shall at any time fail to make payment or perform any act which Tenant is obligated to make or perform under this Lease, Landlord may after the expiration of the applicable grace period, but shall not be obligated to do so, and without waiving or releasing Tenant from any obligations of Tenant in this Lease contained, make any such payments or perform any such act in such manner and to such extent as Landlord, in its discretion, shall determine to be necessary and, in exercising any such rights, pay necessary and incidental costs and expenses, employ counsel and incur and pay reasonable attorneys' fees. All sums so paid by Landlord and all necessary and incidental costs and expenses in connection with the performance of any such act by Landlord, together with interest thereon from the date of making such expenditure by Landlord at the highest rate then permitted by the laws of New Jersey to be charged to individuals but in no event greater than twenty (20%) percent per annum, shall be deemed additional rent hereunder and shall be payable to Landlord on demand or, at the option of Landlord, may be added to any rent then due or thereafter becoming due under this Lease.

     ARTICLE 23. INSPECTION BY LANDLORD

     Tenant shall permit Landlord and the authorized representatives of Landlord to enter the Premises during normal business hours with reasonable prior notice for the purpose of exhibiting or inspection of same and after the expiration of any applicable grace period, of making any necessary repairs to the Premises, and performing any work therein or therein that may be necessary to comply with any laws, ordinances, rules, regulations, or requirements of any governmental authority, or that may be necessary to prevent waste or deterioration in connection with the Premises, which Tenant is obligated, but has failed, to make, perform, or prevent, as the case may be. Nothing in this Lease shall imply any duty upon the part of the Landlord to do any such work or to make any alterations, repairs (including, but not limited to, repairs and other restoration work made necessary due to any fire or other casualty and irrespective of the

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sufficiency or availability of any fire or other insurance proceeds which may be payable in respect thereof), additions or improvements to the Premises, of any kind whatsoever, except as otherwise expressly provided herein. The performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform the same. Landlord shall not, in any event, be liable for inconvenience, annoyance, disturbance, loss of business to Tenant by reason of making repairs or the performance of any work on the Premises or on account of bringing materials, supplies, and equipment into or through the Premises during the course thereof, and the obligations of Tenant under this Lease shall not thereby be affected in any manner whatsoever. Landlord shall use every effort to minimize any such inconvenience, annoyance or disturbance in the performance of such work. All work performed by Landlord pursuant to this Article shall be paid for by Tenant, as additional rent, promptly upon receipt of an itemized bill therefore with appropriate invoices attached thereto.

     ARTICLE 24. PARKING

     Tenant shall have the reasonable non-exclusive use of the parking areas specified from time to time by Landlord (in its sole discretion) for the use of tenants of the building, and shall have non-exclusive reasonable use of access ways to the building. Tenant agrees that it shall not park in such access ways or act to interfere with the reasonable use of parking areas by any other Tenants. Tenant agrees that in no event will the parking areas be used for storage of goods or vehicles, except as same occurs in incidental and temporary "downtime" (not to exceed 48 hours) while goods are in transit. Tenant further agrees that no truck, trailer, or vehicle, maintenance, repair or fueling shall occur anywhere on the property including but not limited to the parking areas, except in the event of an emergency. Loading dock areas shall be utilized only for loading and unloading goods. Vehicles may be parked only in areas specifically designated from time to time by Landlord in its sole discretion. Landlord shall have no obligation to police the use of the parking areas or to mediate parking area disputes.

     ARTICLE 25. RETURN OF PREMISES IN GOOD CONDITION

     (a) The Tenant shall, upon the expiration or prior termination of this Lease, surrender to Landlord the Premises in broom clean, and in good order, condition and repair, except for reasonable wear and tear occurring after the last necessary repair, replacement and/or renewal made by Tenant pursuant to its obligations under this Lease.

     (b) Tenant acknowledges that it is solely responsible for any property it causes or permits to be brought onto the Premises and is solely responsible for the removal of same at or before the termination of this Lease. Except as otherwise provided in this Lease, all trade fixtures, furniture, equipment and other personal property installed or stored in the Premises (other than property of Landlord) shall upon the date of expiration or other termination of this Lease, be immediately removed by Tenant at its sole cost and expense and any resultant damage to the Premises shall be repaired by, and at the expense of, Tenant. In the event Tenant shall fail to remove such items, same shall be conclusively presumed to be abandoned and the Landlord shall have the right (without obligation to do so), without notice to Tenant, to immediately sell or otherwise dispose of the said items, at the expense of the Tenant, and the Landlord shall not be accountable to the Tenant for any proceeds of sale, or for any damage or loss to the said items. Tenant shall be solely responsible for any claims by any third party with regard any such items as to the Demised Premises.

     The Tenant agrees to indemnify and hold the Landlord harmless from any claim, damage, cost, expense, or charge related to or arising out of the Landlord's exercise of its rights granted under this provision including but not limited to any claim by any third party with regard to said

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items (regardless whether Landlord had notice of such claim prior to the disposition of such items), the reasonable costs of disposing of said items, and any reasonable attorneys fees and court costs incurred by Landlord.

     The parties are aware of the provisions of NJSA 2A:18-72, ET. SEQ. and Tenant expressly waives the benefit or the application of the provisions of said statutes.

     Notwithstanding the foregoing, if, upon any such expiration or other termination of this Lease, Tenant shall be delinquent or in material default under any of the provisions hereof, Tenant shall not, without Landlord's prior written consent, which consent shall not be unreasonably conditioned, withheld or delayed, be entitled to remove any such trade fixtures, furniture, equipment or personal property unless and until such delinquency or material default shall have been cured, and if such delinquency or material default shall not have been cured by Tenant within thirty (30) days after the date of such expiration or termination, all such trade fixtures, furniture, equipment and personal property of Tenant shall, at Landlord's option, be and become the absolute property of Landlord. The provisions of this Article 25 shall not be construed to impair or affect any lien or other rights or remedies of Landlord against Tenant or its property as conferred by law or by the terms of this Lease.

     ARTICLE 26. SECURITY

     26.01 Tenant has deposited with the Landlord the sum of $26,176.00 as security for the payment of rent hereunder and the full and faithful performance by the Tenant of the covenants and conditions on the part of Tenant to be performed. The unapplied portion of said sum shall be returned to Tenant, without interest, after the expiration of the Term hereof or any option term, provided that Tenant is not in default of any such covenants and conditions and is not in arrears in rent. During the Term hereof, the Landlord may, if Landlord so elects, have recourse to such security to make good any default, after the expiration of any applicable grace period, by Tenant in which event the Tenant shall, on demand, promptly restore said security to its original amount. Liability to repay said security to Tenant shall run with the reversion and title to said premises, whether any change in ownership thereof be by voluntary alienation or as the result of judicial sale, foreclosure or other proceedings, or the exercise of a right of taking or entry by any mortgagee. Landlord shall assign or transfer said security, for the benefit of Tenant, to any subsequent owner of holder of the reversion or title to said premises, in which case the assignee shall become liable for the repayment thereof as herein provided, and the assignor shall be deemed to be released by the Tenant from all liability to return such security. This provision shall be applicable to every alienation or change in title and shall in no wise be deemed to permit the Landlord to retain the security after termination of the Landlord's ownership of the reversion or title. Tenant shall not mortgage, encumber or assign said security without the written consent of Landlord.

     If Tenant is in default under this Lease more than 2 times within any twelve-month period, irrespective of whether or not such default is cured, then, without limiting Landlord's other rights and remedies provided for in this Lease or at law or equity, the Security Deposit shall automatically be increased by an amount equal to three times the original Security Deposit which shall be paid by Tenant to Landlord forthwith on demand.

     ARTICLE 27. ENVIRONMENTAL COMPLIANCE

     27.01 Compliance with Environmental Laws:

Tenant shall not intentionally or unintentionally cause or permit any toxic, hazardous regulated or controlled substance, waste, or pollutant to be spilled, discharged or emitted on, in or around the premises. Tenant shall be responsible for full, complete compliance with all laws, statutes,

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regulations and ordinances, existing or enacted in the future involving health and environmental matters, toxic or hazardous wastes, substances or pollutants including but not limited to the New Jersey Spill Compensation and Control Act., N.J.S.A. 58:10-23.11 ET SEQ., the regulations promulgated thereunder and any amending or successor legislation or regulations (the "Spill Act"), the Worker and Community Right to Know Act, N.J.S.A. 34:5A-1 ET SEQ., the regulations promulgated thereunder and any amending or successor legislation or regulations, the Hazardous Substance Discharge -- Reports and Notions Act, N.J.S.A. 13:1K-15 ET SEQ., the regulations promulgated thereunder and any amending or successor legislation or regulations, the Federal Water Pollution Act Amendments of 1972, 33 U.S.C. Section 1317 ET. SEQ.; the regulations promulgated thereunder and any amending or successor legislation or regulations, Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 ET SEQ., the regulations promulgated thereunder and any amending or successor legislation or regulations, the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 ET SEQ., the regulations promulgated thereunder and any amending or successor legislation or regulations, the Toxic Substances Control Act, 15 U.S.C. Section 2601 ET SEQ., the regulations promulgated thereunder and any amending or successor legislation or regulations, and the Occupational Safety and Health Act, 29 U.S.C. Section 651 ET SEQ., the regulations promulgated thereunder and any amending or successor legislation or regulations.

     27.02 ISRA Compliance

     (a) Tenant shall, at Tenant's own expense, comply with the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 ET SEQ., the regulations promulgated thereunder and any amending and successor legislation and regulations ("ISRA"). Tenant shall, at Tenant's own expense, make all submissions to, provide all information to, and comply with all requirements of the Industrial Site Evaluation Element or its successor ("Element") of the New Jersey Department of Environmental Protection and Energy or its successor ("NJDEPE").

     (b) Tenant's obligations under this paragraph shall arise if there is a closing of operations, a transfer of ownership or operations, or a change in ownership at or affecting the premises pursuant to ISRA, whether triggered by Landlord or Tenant.

     (c) Provided this Lease is not previously canceled or terminated by either party or by operation of law, Tenant shall commence its submission to the Element in anticipation of the end of the Lease Term, no later than one year prior to the expiration of the Lease Term

     (d) For purposes of this paragraph, the terms "Environmental Documents" shall mean all environmental documentation concerning the premises or its environs, in the possession or under the control of Tenant, including without limitation all sampling plans, cleanup plans, preliminary assessment plans and reports, site investigation plans and reports, remedial investigation plans and reports, remedial action plans and reports or the equivalent, sampling results, sampling result reports, data, diagrams, charts, maps, analyses, conclusions, quality assurance/quality control documentation, correspondence to or from the Element or any other municipal, county, state or federal governmental authority, submissions to the Element or any other municipal, county, state or federal governmental authority and directives, orders, approvals and disapprovals issued by the Element or any other municipal, county, state or federal governmental authority. During the Term of this Lease and subsequently promptly upon receipt by Tenant or Tenant's representatives, Tenant shall deliver to Landlord all Environmental Documents concerning or generated by or on behalf of Tenant, whether currently or hereafter existing.

     (e) Tenant shall notify Landlord in advance of all meetings scheduled between Tenant or Tenant's representatives and NJDEPE or any other environmental authority, and Landlord and

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Landlord's representatives shall have the right, without the obligation, to attend and participate in all such meetings.

     (f) Should the Element or any other division of NJDEPE or other governmental authority determine that a remedial action work plan be prepared and that remediation be undertaken because fill materials or hazardous or toxic substances, pollutants or wastes exist, or have been spilled, discharged or placed in, on, under or about the premises during the Lease Term, Tenant shall, at Tenant's own expense, promptly prepare and submit a remedial action work plan and establish a remediation funding source, which plan and funding source shall be satisfactory to Landlord and shall promptly implement the approved remedial action work plan to the satisfaction of Landlord. In no event shall Tenant's remedial action involve engineering or institutional controls, including without limitation capping, deed notice, declaration of restriction or other institutional control notice pursuant to P.L. 1993, c.139, and notwithstanding NJDEPE's requirements, Tenant's remedial action shall meet the most stringent NJDEPE remediation standards for soil, surface water and groundwater. Promptly upon completion of all required investigatory and remedial activities, Tenant shall restore the affected areas of the premises from any damage or condition caused by the work, including without limitation closing, pursuant to law, any wells installed at the Premises.

     (g) At no expense to Landlord, Tenant shall promptly provide all information requested by Landlord or NJDEPE for preparation of a non-applicability affidavit, de minimus quantity exemption application, limited conveyance application or other submission and shall promptly sign such affidavits and submissions when requested by Landlord or NJDEPE.

     (h) Should Tenant's operations at the premises be outside of those industrial operations covered by ISRA, Tenant shall, at Tenant's own expense, obtain a letter of non-applicability or de minimus quantity exemption from the Element prior to termination of the Lease Term and shall promptly provide Tenant's submission and the Element's exemption letter to Landlord. Should Tenant obtain a letter of non-applicability or a de minimus quantity exemption from the Element, then Tenant shall, at Landlord's option, hire a consultant satisfactory to Landlord to undertake sampling at the premises sufficient to determine whether fill materials, or hazardous or toxic substances, pollutants or wastes exist or have been spilled, discharged or placed in, on, under or about the Premises during the Lease Term. Tenant's sampling shall also establish the integrity of all underground storage tanks at the Premises. Should the sampling reveal any spill, discharge or placing of fill materials, or of hazardous or toxic substances, pollutants or wastes, in, on, under, or about the Premises, then Tenant shall, at Tenant's expense, prior to the expiration or earlier termination of the Lease Term, promptly remediate the premises to the satisfaction of Landlord and NJDEPE. In no event shall Tenant's remedial action involve engineering or institutional controls, including without limitation capping, deed notice, declaration of restriction or other institutional control notice pursuant to P.L. 1993, c.139., and notwithstanding NJDEPE'S requirements, Seller's remedial action shall meet the most stringent NJDEPE remediation standards for soil, surface water and groundwater.

     (i) If Tenant fails to obtain either: (i) a non-applicability letter; (ii) a de minimus quantity exemption; (iii) an unconditional approval of Tenant's negative declaration; or (iv) a no further action letter with respect to Tenant's remedial action work plan; (collectively referred to as "ISRA Clearance") from the Element; or fails to remediate the Premises pursuant to subparagraph (h) above, prior to the expiration or earlier termination of the Lease Term, then upon the expiration or earlier termination of the Lease Term Landlord shall have the option either to consider the Lease as having ended or to treat Tenant as a holdover tenant in possession of the

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Premises. If Landlord considers the Lease as having ended, then Tenant shall nevertheless be obligated to promptly obtain ISRA Clearance or fulfill the obligations set forth in subparagraph (h) above, as the case may be. If Landlord treats Tenant as a holdover tenant in possession of the Premises, then Tenant shall monthly pay to Landlord double the regular and additional monthly rent which Tenant would otherwise have paid, until such time as Tenant obtains ISRA Clearance or fulfills its obligations under subparagraph (h) above, as the case may be, and during the holdover period all of the terms of this Lease shall remain in full force and effect.

     (j) Tenant represents and warrants to Landlord that Tenant intends to use the Premises for the purposes set forth in Article 12(a) Tenant represents that its business operations have the Standard Industrial Classification (S.I.C.) number(s) as defined by the most recent edition of the Standard Industrial Classification Manual published by the Federal Executive Office of the President, Office of Management and Budget as set forth on the first page of this Agreement. Tenant's use of the Premises shall be restricted to the classifications set forth above unless Tenant obtains Landlord's prior written consent to any change in use of the Premises. Prior to the commencement date of Tenant's Lease Term, Tenant shall supply to Landlord an affidavit of an officer of Tenant ("Officer's Affidavit") setting forth Tenant's S.I.C. numbers and a detailed description of the operations and processes Tenant shall undertake at the Premises, organized in the form of a narrative report including a description and quantification of hazardous or toxic substances, pollutants and wastes to be generated, manufactured, refined, transported, treated, stored, handled or disposed of at the Premises, if any. Following commencement of the Lease Term, Tenant shall notify Landlord by way of a supplemental Officer's Affidavit as to any changes in Tenant's operation, S.I.C. numbers or use, generation, manufacture, refining, transportation, treatment, storage, handling or disposal of hazardous or toxic substances, pollutants and wastes. Tenant shall also supplement and update Officer's Affidavit upon each anniversary of the commencement of the Lease Term. Tenant shall not commence or alter any operations at the Premises prior to: (i) obtaining all required operating and discharge permits or approvals, including but not limited to air pollution control permits and water pollution discharge elimination system permits from NJDEPE, from all governmental or public authorities having jurisdiction over Tenant's operations or the premises, and (ii) providing a copy of the permits or approvals to Landlord.

     (k) Tenant shall permit Landlord and Landlord's agents, servants and employees, including but not limited to legal counsel and environmental consultants and engineers, access to the Premises for the purpose of environmental inspection and sampling during regular business hours, or during other hours either by agreement of the parties or in the event of any environmental emergency. Tenant shall not restrict access to any part of the Premises, and Tenant shall not impose any conditions to access. In the event that Landlord's environmental inspection shall include sampling and testing of the Premises, Landlord shall use its best efforts to avoid unreasonably interfering with Tenant's use of the Premises, and upon completion of sampling and testing shall, to the extent reasonably practicable, repair and restore the affected areas of the Premises from any damage caused by the sampling and testing.

     (1) This paragraph shall survive the expiration or earlier termination of this Lease. Tenant's failure to abide by the terms of this paragraph shall be restrainable by injunction.

     27.03 Reporting Requirements

     If Tenant knows, or has reasonable cause to believe, that a Hazardous Substance is located in, under or about the Premises or the Building, Tenant shall immediately give Landlord written notice thereof, together with a copy of any statement, report, notice, registration,

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application, permit, business plan, license, claim, action or proceeding given to, or received from, any governmental authority or private party concerning the presence, spill, release, discharge of, or exposure to, such Hazardous Substance. Tenant shall not cause or permit any Hazardous Substance to be spilled or released in, on, under or about the Premises (including, without limitation, through the plumbing or sanitary sewer system).

     Tenant shall promptly supply Landlord with a copy of all notices, reports, correspondence and submissions made by Tenant to EPA, NJDEPE, the United States Occupational Safety and Health Administration or any other local, municipal, county, state or federal authority which requires submission of any information concerning health or environmental matters, or hazardous or toxic substances, wastes or pollutants pursuant to laws including but not limited to the New Jersey Spill Compensation and Central Control Act, N.J.S.A. 58:10-23.11 ET SEQ., the regulations promulgated thereunder and any amending or successor legislation or regulations (the "Spill Act"), the Worker and Community Right to Know Act, N.J.S.A. 34:5A-1 ET SEQ., the regulations promulgated thereunder and any amending or successor legislation or regulations, the Hazardous Substance Discharge -- Reports and Notices Act, N.J.S.A. 13:1K-15 ET SEQ., the regulations promulgated thereunder and any amending or successor legislation or regulations, the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 ET SEQ., the regulations promulgated thereunder and any amending or successor legislation or regulations, the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 ET SEQ., the regulations promulgated thereunder and any amending or successor legislation or regulations, the Toxic Substances Control Act, 15 U.S.C. Section 2601 ET SEQ., the regulations promulgated thereunder and any amending or successor legislation or regulations, and the Occupational Safety and Health Act, 29 U.S.C. S651 ET SEQ., the regulations promulgated thereunder and any amending or successor legislation or regulations.

     27.04 Environmental Liens.

     Tenant shall promptly notify Landlord of any liens threatened or attached against the Premises pursuant to the Spill Act or any other environmental law (giving the widest possible meaning to such term). In the event that such is a lien is filed against the Premises, then Tenant shall, within thirty (30) days from the date that the lien is placed against the Premises, and at any rate prior to the date any governmental authority commences proceedings to sell the Premises pursuant to the lien, either: (a) pay the claim and remove the lien from the Premises; or (b) deliver to the Landlord either (i) a bond in an amount and with a surety satisfactory to Landlord; (ii) a cash deposit in the amount of the lien plus any interest that may accrue thereon, or (iii) other security satisfactory to the Landlord in an amount sufficient to discharge the claim out of which the lien arises.

     27.05 Tenant shall indemnify, defend and hold harmless Landlord from and against all claims, liabilities, losses, damages, penalties and costs, foreseen or unforeseen, including without limitation counsel, engineering and other professional or expert fees, which Landlord may incur resulting directly or indirectly, wholly or partly from Tenant's action or non-action with regard to Tenant's obligations under this paragraph. This provision shall survive termination of this Lease.

     27.06 Notwithstanding anything to the contrary above, Tenant shall have no obligation with regard to (a) any condition caused by Landlord, its employees, agents, servants, invitees, contractors or licensees, or (b) any condition caused solely by underground migration of regulated materials on to the property from a neighboring site without any act or omission of Tenant, or (c) any preexisting condition not aggravated by Tenant.

     ARTICLE 28. QUIET ENJOYMENT

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     Landlord covenants and agrees that Tenant, upon paying the Basic Rent and additional rent herein reserved, and performing and observing the covenants, conditions and agreements hereof upon the part of the Tenant to be performed and observed, shall and may peaceably hold and enjoy the Demised Premises during the Term, without any interruption or disturbance from the Landlord, subject, however, to the terms of this Lease.

     ARTICLE 29. BROKERAGE

     29.01 Tenant and Landlord hereby each represent and agree that they have not dealt with any real estate brokers or agents in connection with this transaction. Tenant hereby agrees to indemnify Landlord against any and all liability, including, but not limited to, attorneys' fees and other expenses incident to any claims or litigation arising out of claims or demands for brokerage commissions brought against Landlord and predicated upon a claim that Tenant had transactions with the claimant, as broker, in connection with or in respect of this Lease.

     ARTICLE 30. NO WAIVER

     The failure of Landlord to insist in any one or more cases upon the strict performance of any of the terms, covenants, conditions, provisions or agreements of this Lease or to exercise any option herein contained, shall not be construed as a waiver or a relinquishment for the future of any such term, covenant, condition, provision, agreement or option. The receipt and acceptance by Landlord of Basic Rent, additional rent, or any other payment, or the acceptance of performance of anything required by this Lease, shall not be deemed a waiver of any right of Landlord under this Lease or available law. Additionally, no statement in any letter (or restrictive endorsement or any payment) accompanying any payment of rent be effective or, operate or be construed either as an accord and satisfaction or in any manner other than as a payment on account of the earliest Basic Rent, additional rent, or other charge or fee under this Lease then unpaid by Tenant. The Landlord may accept any check for payment from the Tenant without prejudice to the Landlord's right to recover the balance of fixed Basic Rent, additional rent, or other sums due from the Tenant under the Lease, or to pursue any other right or remedy provided under this Lease or by law. No waiver by Landlord of any term, covenant, condition, provision or agreement of this Lease shall be deemed to have been made unless expressed in writing and signed by the Landlord. Neither acceptance of the keys nor any other act or thing done by Landlord during the Term shall be deemed an acceptance of surrender by Tenant of the Premises and this Lease, unless such surrender shall be accepted in an agreement in writing signed by Landlord.

     ARTICLE 31. NOTICES

     Any notice required or authorized to be sent pursuant to the provisions hereof shall be sent postage prepaid, by United States certified or registered mail, to the respective parties hereto at the addresses stipulated on the first page of this Lease, and, in addition, if to the Landlord to

     Law Offices of W. Lane Miller, 1203 Route 9 South, Woodbridge, New Jersey 07095, Attention: W. Lane Miller, Esq., and, if to Tenant, at the address shown on the first page hereof; any other address as shall be designated by the parties hereto upon written notice. Such notices shall be deemed to have been delivered when deposited in the United States Mail as aforesaid.

     ARTICLE 32. ENTIRE AGREEMENT

     32.01 This Lease sets forth all the promises, inducements, agreements, conditions and understandings between Landlord and Tenant relative to the Premises and there are no promises, agreements, conditions or understandings either oral or written, expressed or implied, between them, other than as are herein set forth. No subsequent alteration, amendment, change or

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addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by each of said parties.

     32.02 This agreement shall be deemed made in the State of New Jersey, and shall be construed in accordance with the laws thereof. All parties and signators hereto agree to be subject to the jurisdiction of New Jersey and that the New Jersey Courts shall have exclusive jurisdiction with regard to any action, dispute, or claim relating to or arising out of this Lease.

     ARTICLE 33. ENFORCEABILITY

     If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

     ARTICLE 34. ADDITIONAL RENTS

     All monies, other than the Basic Rent, required to be paid by Tenant hereunder, shall, whether or not so designated elsewhere in this Lease, constitute additional rent, and Landlord shall have, with respect thereto, all rights and remedies against Tenant which Landlord has or may have under this Lease, at law or in equity, with respect to the Basic Rent. Unless otherwise specified in this Lease, all additional rent shall be due and payable with the next due installment of Basic Rent. Time shall be of the Essence for payment of same.

     ARTICLE 35. CAPTIONS

     The captions of this Lease are for convenience of reference only, and in no way define, limit or describe the scope or intent of this Agreement of Lease nor in any way affect it.

     ARTICLE 36. BINDING EFFECT

     This Agreement is binding upon and shall inure to the benefit of the respective parties hereto, their respective heirs, legal representatives and successors by operation of law or otherwise and their assigns, subject to the provisions of Article 11.

     ARTICLE 37. WAIVER OF COUNTERCLAIMS

     In the event that Landlord commences any dispossess proceedings, summary or otherwise, in the Special Civil Part, Tenant will not interpose any counterclaim of whatsoever nature or description in any such proceeding (unless failure to do so will bar Tenant from raising same under the entire controversy doctrine), and, Tenant hereby waives its right to remove or transfer any such proceedings to any other court of the State of New Jersey.

     ARTICLE 38. EXCUSE OF LANDLORD'S PERFORMANCE

     Anything in this Agreement to the contrary notwithstanding, Landlord shall not be deemed in default with respect to the performance of any of the terms, covenants and conditions of this Lease if same shall be due to any strike, lockout, civil commotion, war-like operation, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, through Act of God or any other cause whatsoever beyond the control of the Landlord.

     ARTICLE 39. NONLIABILITY OF LANDLORD

     39.01 The Landlord shall not be responsible for the loss of or damage to property, or injury to persons, occurring in or about the Demised Premises, by reason of any existing or future condition, defect, matter or thing in said Demised Premises or the Property of which the Premises are a part, or for the acts, omissions, or negligence of other persons or tenants in and about the said Property, except as caused by the gross negligence or willful misconduct of Landlord, its employees, agents, servants, invitees, contractors or licensees. The Tenant agrees to indemnify and save the Landlord harmless from all claims and liability for losses of or damages to property,

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or injuries to persons occurring in or about the Demised Premises. All property kept, maintained or stored on the Premises at the sole risk of Tenant, and Tenant shall indemnify and hold Landlord harmless from same to the extent as the other indemnifications set forth in Paragraph 10.01.

     39.02 Landlord shall not be liable to Tenant or any person or entity claiming through the Tenant, nor shall Tenant be excused from the performance of any obligation hereunder, due to any breach or violation by Landlord, by any other tenant or by any other person or entity, of:

          (i) any rule or regulation established by Landlord; or

          (ii) any provision, covenant, term or condition of any other agreement affecting the Property or any portion thereof. Further, Landlord shall not be liable, nor shall Tenant be excused from the performance of any obligation hereunder, due to the Landlord enforcing any right or remedy against the Tenant and/or against other tenants of the Building, but not against all tenants of the Building.

     ARTICLE 40. TENANT'S TIME TO SUE

          a. Commencement of Action. Any claim, demand, right or, defense by Tenant that arises out of this Lease or the negotiations that preceded this Lease shall be barred unless Tenant commences an action thereon, or interposes a defense by reason thereof, within 12 months after the later of (a) date of the inaction, omission, event, or action that gave rise to such claim, demand, right, or defense or (b) the date same was known or in the exercise of reasonable diligence should have been known by Tenant.

          b. Tenant Acknowledgment. Tenant acknowledges and understands, after having consulted with its legal counsel, that the purpose of Paragraph (a) is to shorten the period within which Tenant would otherwise have to raise such claims, demands, rights, or defenses under applicable laws.

     ARTICLE 41. USE OF PRONOUN

     The use of the neuter, singular pronoun to refer to Landlord or Tenant shall be deemed a proper reference even though Landlord or Tenant may be an individual, a partnership, a corporation, or a group of two or more individuals or corporations. The necessary grammatical changes required to make the provisions of the Lease apply in a plural sense where there is more than one Landlord or Tenant and to either corporations, associations, partnerships or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

     ARTICLE 42. STATUTORY REFERENCES

     Any reference herein to a statutory section or subsection shall be read expansively to include any amendment or modification of such statute and any successor or analogous statute.

     ARTICLE 43. HOLDING OVER. The failure of the Tenant to return the Premises at the end of the Lease Term or a failure to comply with Article 25 and/or 27 hereof shall constitute a holding over by Tenant. Any such hold over by Tenant shall not be deemed to extend the tenancy on a month-to-month basis or otherwise. Tenant shall during any such holdover period be liable to Landlord for all rental and additional rental set forth herein except that the Basic Rent shall be at 200% of the Basic Rent for the last month of the Lease Term. Said monies shall be in addition to, and not in lieu of other damages or remedies available to Landlord under this Lease or at law.

     ARTICLE 44. NO OPTION

     Submission of this Lease for examination does not constitute a reservation of or option for the Premises and this Lease becomes effective as a Lease only upon execution and delivery thereof by Landlord and Tenant.

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     ARTICLE 45. RECORDING

     Tenant shall not be permitted to record this Lease.

     ARTICLE 46. TRANSFER BY LANDLORD

     The term "Landlord" as used herein shall mean only the owner or owners at the time in question of the fee title, and in the event of any transfer of such title or interest, Landlord herein named (and in the case of any subsequent transfers, the then grantor) shall be relieved from and after the date of such transfer of all liability with respect to Landlord's obligations thereafter to be performed, provided that any funds in the hands of Landlord or the grantor at the time of such transfer in which Lessee has an interest shall be delivered to the grantee. The obligations contained in this Lease to be performed by Landlord shall subject as aforesaid, be binding on Landlord's successors and assigns only during their respective period of ownership. In all events, the liability of Landlord shall be limited to Landlord's equity in the Premises and in no other property. The liability of Landlord under this Lease with regard to any matter concerning the condition of the Premises, Building or Property shall not extend beyond repair, replacement or maintenance of the property or the entire property, as the case may be.

     In no event shall Landlord be liable to Tenant for any punitive, special, consequential, or incidental damages (including but not limited to lost profits).

     ARTICLE 47. RECOGNITION OF RIGHTS AND WAIVER OF PLAIN LANGUAGE LAW/NO CONSTRUCTION AGAINST DRAFTER.

     Each signatory to this Lease represents that he is a sophisticated business person, has conferred with and has been represented by counsel of his own choosing, is aware of all of his rights, privileges and obligations under the Lease and fully understands the provisions of this Lease. The parties further expressly acknowledge that this Lease constitutes a business and not a consumer transaction for personal, family or household purposes and each party, to the extent permissible by law, waives the provisions of the Plain Language Act, N.J.S.A. 56:12-1 Et. Seq.

     Lessor and Lessee have carefully read and reviewed this Lease and each term and provision contained herein and, by execution of this Lease, shows their informed and voluntary consent thereto. The parties hereby agree that, at the time this Lease is executed, the terms of this Lease are commercially reasonable and effectuate the intent and purpose of Lessor and Lessee with respect to the Premises.

     In the event of an ambiguity, controversy, dispute or disagreement over the interpretation, validity or enforceability of this Lease or any of its covenants, terms or conditions, no interference, presumption or conclusion whatsoever shall be drawn against Landlord by virtue of Landlord's having drafted this Lease.

     ARTICLE 48. EFFECTIVE DATE.

     This Agreement shall be effective upon execution by all parties hereto. Upon execution, Tenant shall deliver to Landlord in good funds (i) the Security Deposit and (ii) the first month's rental. Tenant's obligation to pay basic rental under this Lease shall not commence until October 1, 2002.

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     IN WITNESS WHEREOF, the parties hereto have caused this Lease to be duly executed on the day and year first above written.

                                              LANDLORD
                                                  KR Holdings, Inc.


WITNESS:                                          By: /s/ Kikis A. Kryiacou
                                                     ---------------------------

/s/ Karri McGackin                                Name: Kikis A. Kryiacou
-----------------------------                          -------------------------

                                                  Title: President
                                                        ------------------------


                                              TENANT

                                                  STRATUS SERVICES GROUP, INC.
WITNESS:

/s/Suzette Berrios                                By: /s/ Michael A. Maltzman
-----------------------------                        ---------------------------
General Counsel and
An Attorney-at-Law of the                         Name: Michael A. Maltzman
State of New Jersey                                    -------------------------

                                                  Title: Chief Financial Officer
                                                        ------------------------

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                            CORPORATE ACKNOWLEDGMENT

STATE OF NEW JERSEY:
COUNTY OF MONMOUTH       SS.:

     On this 11th day of July 2002, before me, the undersigned subscriber, personally appeared Michael A. Maltzman the Chief Financial Officer of Stratus Services Group, Inc. who I am satisfied is the person who has signed the within instrument, and, I having first made known to him the contents thereof he did acknowledge that he signed, sealed with the corporate seal, and delivered the same as such officer aforesaid and that the within instrument is the voluntary act and deed of such Corporation, made by virtue of the authority of its Board of Directors and of its shareholders (if required).

                                                    /s/ Suzette N. Berrios
                                              ----------------------------------
                                                   Suzette N. Berrios, Esq.
                                                       General Counsel

Sworn to and subscribed before me at
the date aforesaid.

     /s/ Lynne K. Morrison
------------------------------

Notary Lynne K. Morrison
       Notary Public, State of New Jersey
       No. 2078353
       Qualified in Monmouth County
       Commission Expires July 28, 2005

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